SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14D-9
(RULE 14d-101)

SOLICITATION/RECOMMENDATION STATEMENT UNDER SECTION 14(d)(4)
OF THE SECURITIES EXCHANGE ACT OF 1934

LANDMARK APARTMENT TRUST, INC.
(Name of Subject Company)

LANDMARK APARTMENT TRUST, INC.
(Name of Person(s) Filing Statement)

Common Stock, $0.01 par value per share
(Title of Class of Securities)

40009R 107
(CUSIP Number of Class of Securities)

Anthony E. Szydlowski, Esq.
4901 Dickens Road, Suite 101
Richmond, Virginia 23230
(804) 237-1335

(Name, Address and Telephone Number of Person Authorized to Receive
Notices and Communications on Behalf of the Person(s) Filing Statement)

☐	Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.

SCHEDULE 14D-9
This Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) relates to a tender offer (the “Offer”) by Everest Properties II, LLC (the “Offeror”), to purchase up to 100,000 shares (“Shares”) of the outstanding common stock, par value $0.01 per share (the “Common Stock”) of Landmark Apartment Trust, Inc., a Maryland corporation (the “Company”), at a price of $5.00 per Share (the “Offer Price”) in cash. The offer to purchase Shares is being made pursuant to an Offer to Purchase of the Offeror, dated as of May 22, 2015 (the “Offer to Purchase”), and a related Assignment Form, copies of which were filed with the United States Securities and Exchange Commission (the “SEC”) by the Offeror on May 22, 2015. As discussed below, the Board of Directors of the Company (the “Board of Directors”) unanimously recommends that the Company’s stockholders reject the Offer and not tender their shares for purchase pursuant to the Offer.
ITEM 1. SUBJECT COMPANY INFORMATION.
The Company’s name, address and telephone number of its principal executive offices are as follows:
Landmark Apartment Trust, Inc.
4901 Dickens Road, Suite 101
Richmond, Virginia 23230
(804) 237-1335
The title of the class of equity securities to which this Schedule 14D-9 relates is the Common Stock. As of May 26, 2015, there were 25,769,930 shares of Common Stock were outstanding.
ITEM 2. IDENTITY AND BACKGROUND OF FILING PERSON.
This Schedule 14D-9 is being filed by the Company, which is the subject company of the Offer. The Company’s name, address and business telephone number are set forth in Item 1 above, which information is incorporated herein by reference.
This Schedule 14D-9 relates to a tender offer by the Offeror to purchase, subject to certain terms and conditions, up to 100,000 outstanding Shares in cash, at a price of $5.00 per share. The Offer is on the terms and conditions described in the Tender Offer Statement on Schedule TO filed with the SEC by the Offeror on May 22, 2015 (together with the exhibits thereto, the “Schedule TO”). Unless the Offer is extended, it will expire on June 24, 2015.
According to the Schedule TO, the Offeror’s business address is 199 S. Los Robles Ave., Suite 200, Pasadena, CA 91101 and their telephone number is (626) 585-5920.
ITEM 3. PAST CONTACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS.
To the knowledge of the Company, as of the date of this Schedule 14D-9, there are no material agreements, arrangements or understandings or any actual or potential conflicts of interest between the Company or its affiliates and the Offeror and its executive officers, directors or affiliates.
To the knowledge of the Company, as of the date of this Schedule 14D-9, there are no material agreements, arrangements or understandings or any actual or potential conflicts of interest between the Company or its affiliates and the executive officers, directors or affiliates of the Company, except for agreements, arrangements or understandings and actual or potential conflicts of interest discussed in the sections entitled “Compensation Discussion and Analysis,” “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Party Transactions” in the Definitive Proxy Statement on Schedule 14A dated and filed with the SEC on April 23, 2015, Note 10 to the Company’s condensed consolidated financial statements filed with its Annual Report on Form 10-K for the year ended December 31, 2014, and filed with the SEC on March 24, 2015, and Note 10 to the Company’s condensed consolidated financial statements filed with its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and filed with the SEC on May 15, 2015, each of which is incorporated herein by reference. The Definitive Proxy Statement on Schedule 14A was previously delivered to all stockholders and is available for free on the SEC’s Web site at www.sec.gov.
ITEM 4. THE SOLICITATION OR RECOMMENDATION.
(a) Solicitation or Recommendation
The Company’s Board of Directors, together with certain of the Company’s outside advisors, has carefully evaluated the terms of the Offer. Based on its review, the Board has unanimously determined that the Offer is not in the best interests of the Company’s stockholders and recommends that its stockholders reject the Offer and not tender their shares to the Offeror pursuant to the Offer.
The Board of Directors acknowledges that each stockholder must evaluate whether to tender his, her or its shares to the Offeror pursuant to the Offer and that an individual stockholder may determine to tender based on, among other things, its individual liquidity needs.
(b) Reasons for the Recommendation
In reaching its determination and in making the recommendation described above, the Board of Directors (1) reviewed the terms and conditions of the Offer; (2) consulted with the Company’s officers and certain outside advisors; (3) considered information relating to the Company’s historical financial performance, portfolio of properties and future opportunities; and (4) evaluated various relevant and material factors in light of the Board of Director’s knowledge of the Company’s business, financial condition, portfolio of properties and future prospects. Some of the reasons why the Board of Directors believes that the Offer is not in the best interests of the Company’s stockholders are as follows:

•
Given the timing of the Offer and the Offer Price, the Company believes that the Offer represents an opportunistic attempt to purchase at a low price and make a profit and, as a result, deprive the stockholders who tender Shares in the Offer of the potential opportunity to realize the full long-term value of their investment in the Company. However, the Board of Directors notes that, because the Company is a non-exchange traded REIT, there is a limited market for the Shares and there can be no certainty regarding the long-term value of the Shares, because the value is dependent on a number of factors including general economic conditions and the other factors referenced in Item 8—“Additional Information”.

•	The Board of Directors has engaged in extensive discussions with the Company’s management and advisors, and believes that the Company’s net asset value per share is in excess of the Offer Price.

•
The Board of Directors considered past assessments of the fair value of the Shares, as disclosed in the Company’s filings with the SEC, as well as events since the last valuation of the Shares, and believes that the Offer Price is below the current fair value of the Shares.

•	The Company remains committed to providing liquidity to its stockholders at the time and in the manner that are in the best interests of the Company and its stockholders.

•
By accepting the Offer Price, stockholders would also be foregoing potential future distributions. The Company currently pays monthly distributions that, if annualized, amount to $0.30 per Share per year. Although the timing and amount of distributions are within the discretion of the Board of Directors and the Board of Directors cannot provide any guarantee that the Company will maintain this rate of distributions in the future, stockholders that choose to participate in the Offer by selling their Shares to the Offeror will lose the right to receive all future distributions, including any distributions made or declared after the expiration date of the Offer.

•
The Offeror states that the Offer is being made “for investment purposes and with the intention of making a profit from the ownership of the Shares” and admits that it was “motivated to establish the lowest price which might be acceptable to Shareholders consistent with the Purchaser’s objectives” to the stockholders. Therefore, the Offeror acknowledges that the Offer Price was established based on the Offeror’s objectives and not based on what is in the best financial interest of you and the other stockholders.

•
The Offeror acknowledges that it “did not obtain current independent valuations or appraisals of the Corporation’s assets”, and that it is “not an appraiser of real estate, and did not attempt to estimate specific values for specific properties owned by the Corporation.”

•
The Offeror has engaged a depositary for the Tender Offer, Everest Financial, Inc. (the “Depositary”) that is an affiliate of the Offeror. As a result, there is no independent third party holding funds of the Offeror for payment of the Offer Price that can independently verify that such funds are available for payment, and the Offeror may have access to the Shares tendered by stockholders before all conditions to the Offer have been satisfied and tendering holders have been paid.

•
The Offer requires each stockholder to submit to the personal jurisdiction of the State of California and to arbitrate any disputes that may arise between any stockholder and the Offeror or the Depositary. For most stockholders and their counsel, the use of California law and a mandatory California arbitration would impose unfamiliar law and an inconvenient forum. Additionally, in any dispute between a stockholder and the Offeror or the Depositary, the prevailing party will be entitled to recover attorney fees and costs.

•
There is no guarantee that the Offer will be completed in the time frame that the Offer implies. The Offer does not expire until June 24, 2015 and it may be extended by the Offeror in its sole discretion.

In view of the number of reasons and complexity of these matters, the Board of Directors did not find it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weight to the specific reasons considered.
In light of the reasons considered above, the Board of Directors believes that the Offer is less than the current and potential long-term value of the Shares and has unanimously determined that the Offer is not in the best interests of the Company’s stockholders. Accordingly, the Board of Directors unanimously recommends that its stockholders reject the Offer and not tender their shares to the Offeror for purchase pursuant to the Offer. The Board of Directors acknowledges that each stockholder must evaluate whether to tender its shares to the Offeror pursuant to the Offer and that an individual stockholder may determine to tender based on, among other things, its individual liquidity needs.
(c) Intent to Tender.
 The Company’s directors and executive officers are entitled to participate in the Offer on the same basis as other stockholders, subject to any restrictions on transfer imposed under Rule 144 of the Securities Act of 1933, as amended; however, all of the Company’s directors and executive officers have advised the Company that they do not intend to tender any of their shares in the Offer (including shares they are deemed to beneficially own). To the best knowledge of the Company, none of the Company’s subsidiaries or other affiliates currently intends to tender shares held of record or beneficially by such person for purchase pursuant to the Offer.
ITEM 5. PERSON/ASSETS, RETAINED, EMPLOYED, COMPENSATED OR USED.
Not applicable.
ITEM 6. INTEREST IN SECURITIES OF THE SUBJECT COMPANY.

During the past 60 days, no transactions with respect to the Common Stock have been effected by the Company or, to the Company’s knowledge, by any of its executive officers, directors, affiliates or subsidiaries, except as follows:

Name	Date of Transaction	Nature of Transaction	Number of Shares	Price Per Share
DRIP Participants	April 6, 2015	Monthly DRIP Issuances	18,403.25	$8.15
DRIP Participants	May 5, 2015	Monthly DRIP Issuances	18,401.68	$8.15
DK Gateway Andros II, LLC	May 19, 2015	Issuance per agreement	49,079.76	$8.15

ITEM 7. PURPOSES OF THE TRANSACTION AND PLANS OR PROPOSALS.
 The Company has not undertaken and is not engaged in any negotiations in response to the Offer which relate to: (i) a tender offer or other acquisition of the Company’s securities by the Company, any of its subsidiaries or any other person; (ii) an extraordinary transaction, such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries; (iii) a purchase, sale or transfer of a material amount of assets of the Company or any of its subsidiaries; or (iv) any material change in the present dividend rate or policy, or indebtedness or capitalization of the Company. Additionally, there is no transaction, board resolution, agreement in principle, or signed contract in response to the Offer which relates to or would result in one or more of the foregoing matters.
ITEM 8. ADDITIONAL INFORMATION.
Historical results and trends should not be taken as indicative of future operations. Our statements contained in this Schedule 14D-9 that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Actual results may differ materially from those included in the forward-looking statements. We intend those forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations, are generally identifiable by use of the words “expect,” “project,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: the availability of financing; changes in economic conditions generally and the real estate market specifically; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our target market areas; legislative and regulatory changes, including changes to laws governing the taxation of real estate investment trusts, or REITs; changes in accounting principles generally accepted in the United States of America, or GAAP, policies and guidelines applicable to REITs; and the availability of sources of capital. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s other filings with the SEC, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2014, filed by the Company with the SEC on March 24, 2015 (incorporated herein by reference), and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed by the Company with the SEC on May 15, 2015 (incorporated herein by reference). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this Schedule 14D-9 is filed with the SEC. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this Schedule 14D-9, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9. EXHIBITS.

(a)(1)	Letter to the Company’s Stockholders, dated May 28, 2015.*
(e)(1)	Excerpts from the Definitive Proxy Statement on Schedule 14A dated April 23, 2015 filed by Landmark Apartment Trust, Inc. with the SEC on April 23, 2015.**
(e)(2)	Excerpts from the Annual Report on Form 10-K for the year ended December 31, 2014, filed by Landmark Apartment Trust, Inc. with the SEC on March 24, 2015.**
(e)(3)	Excerpts from the Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed by Landmark Apartment Trust, Inc. with the SEC on May 15, 2015.**
(g)	Not applicable.
* This letter will be mailed to the Company’s stockholders along with a copy of this Solicitation/Recommendation Statement on Schedule 14D-9.
** Incorporated by reference as provided in Items 3 and 8 hereto.

SIGNATURE

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

LANDMARK APARTMENT TRUST, INC.

/s/ Stanley J. Olander, Jr.
By: Stanley J. Olander, Jr.
Its: Chief Executive Officer

Date: May 28, 2015

EXHIBIT INDEX

Exhibits
(a)(1)	Letter to the Company’s Stockholders, dated May 28, 2015.*
(e)(1)	Excerpts from the Definitive Proxy Statement on Schedule 14A dated April 23, 2015 filed by Landmark Apartment Trust, Inc. with the SEC on April 23, 2015**
(e)(2)	Excerpts from the Annual Report on Form 10-K for the year ended December 31, 2014, filed by Landmark Apartment Trust, Inc. with the SEC on March 24, 2015.**
(e)(3)	Excerpts from the Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed by Landmark Apartment Trust, Inc. with the SEC on May 15, 2015.**
(g)	Not applicable.
* This letter will be mailed to the Company’s stockholders along with a copy of this Solicitation/Recommendation Statement on Schedule 14D-9.
** Incorporated by reference as provided in Items 3 and 8 hereto.